                                                                     EXHIBIT 2.1

          Directors and Officers of Reporting Person and ULLICO Inc.
          ----------------------------------------------------------

                                                            Principal Occupation
Name and Office Held         Citizenship                     or Employment
--------------------         -----------                    --------------------

Morton Bahr                  U.S.A.                         President
Director                                                    Communications Workers of
                                                            America

John J. Barry                U.S.A.                         International President
Director                                                    International Brotherhood of
                                                            Electrical Workers

William G. Bernard           U.S.A.                         President
Director                                                    International Association of
                                                            Heat and Frost Insulator and
                                                            Asbestos Workers

Morris Biller                U.S.A.                         President
Director                                                    The American Postal Workers
                                                            Union

Marvin J. Boede              U.S.A.                         President
Director                                                    United Association of
                                                            Journeymen and Apprentices
                                                            of the Pipe Fitting Industry
                                                            of the United States and Canada

Thomas W. Bowling            U.S.A.                         Vice President, Actuary
Vice President, Actuary                                     ULLICO Inc.

Kenneth J. Brown             Canada                         *
Director

Joseph A. Carabillo          U.S.A.                         Vice President,
Vice President,                                             Chief Legal Officer and
Chief Legal Officer and                                     Assistant Secretary
Assistant Secretary                                         ULLICO Inc.

Frank W. Carter              U.S.A.                         International President
Director                                                    Glass, Molders, Pottery,
                                                            Plastics & Allied Workers
                                                            International Union

Bill Casstevens              U.S.A.                         *
Director

Arthur A. Coia               U.S.A.                         President
Director                                                    Laborer's International Union
                                                            of North America

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* Retired
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
                                                 Principal Occupation
Name and Office Held               Citizenship   or Employment
--------------------               -----------   --------------------


John E.Cullerton                   U.S.A.        *
Director

John F. Gentleman                  U.S.A.        *
Director

Robert A. Georgine                 U.S.A.        Chairman, President and
Director, Chairman, President                    Chief Executive Officer
and Chief Executive Officer                      ULLICO Inc.

John K. Grelle                     U.S.A.        Senior Vice President,
Senior Vice President,                           Chief Financial Officer
Chief Financial Officer                          ULLICO Inc.

Frank Hanley                       U.S.A.        General President
Director                                         International Union of
                                                 Operating Engineers

Frank D. Hurt                      U.S.A.        International President
Director                                         Bakery, Confectionary and
                                                 Tobacco Workers
                                                 International Union

John T. Joyce                      U.S.A.        President
Director                                         International Union of
                                                 Bricklayers and Allied
                                                 Craftworkers

James La Sala                      U.S.A.        President
Director                                         Amalgamated Transit Union

James W. Luce                      U.S.A.        Executive Vice President
Executive Vice President                         ULLICO Inc.

Joseph F. Maloney                  U.S.A.        *
Director

Mark A. Maloney                    U.S.A.        Vice President,
Vice President,                                  National Sales Manager
National Sales Manager                           ULLICO Inc.

Douglas J. McCarron                U.S.A.        General President
Director                                         United Brotherhood of
                                                 Carpenters & Joiners of
                                                 America

James F.M. McNulty                 U.S.A.        General Counsel
Director                                         The Union Labor Life Insurance
                                                 Company
                                                 Principal Occupation

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* Retired

                                                         Principal Occupation
Name and Office Held                  Citizenship        or Employment
--------------------                  -----------        --------------------

Lenore Miller                         U.S.A.             President
Director                                                 Retail, Wholesale and
                                                         Department Store Union

James J. Norton                       U.S.A.             President
Director                                                 Graphic Communications
                                                         International Union

Lester H. Null, Sr.                   U.S.A.             Secretary/Treasurer
Director and Secretary/Treasurer                         ULLICO Inc.

Melvin H. Roots                       U.S.A.             General President Emeritus
Director                                                 Operative Plasterer's and
                                                         Cement Mason's International
                                                         Association of the United States
                                                         and Canada

Vincent R. Sombrotto                  U.S.A.             President
Director                                                 National Association of
                                                         Letter Carriers

Charles R. Sormani                    U.S.A.             Senior Vice President,
Senior Vice President,                                   Insurance Operations
Insurance Operations                                     ULLICO Inc.

Michael R. Steed                      U.S.A.             Senior Vice President,
Senior Vice President,                                   Investments
Investments                                              ULLICO Inc.

John J. Sweeney                       U.S.A.             President
Director                                                 AFL-CIO

Eugene Upshaw                         U.S.A.             President
Director                                                 Federation of Professional
                                                         Athletes

Jacob F. West                         U.S.A.             General President
Director                                                 International Association of
                                                         Bridge, Structural and
                                                         Ornamental Iron Workers

William H. Wynn                       U.S.A.             *
Director

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* Retired